UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

Suite 1902, 19th Floor Tower II, Kodak House Quarry Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2102-0100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2011, the Registrant entered into an Asset Sale, Purchase and Transfer Agreement (the "Sale Agreement") with the collective former shareholders of Global Mania Empire Management Ltd. (“Global Mania”), a Hong Kong company, namely Kwong Kwan Yin Roy, Dragon Billion International Limited, and Wong Wing Fung Charlie, each an individual resident of Hong Kong (collectively referred to as “Buyers").

According to the terms of the Sale Agreement, the Registrant shall sell its subsidiary Asian Trends Broadcasting Inc., a British Virgin Islands company and its subsidiaries Global Mania Empire Management Ltd, a Hong Kong company, Great China Media Limited, a Hong Kong company and Great China Game Limited, a Hong Kong company to Buyers. The consideration for the transaction shall consist of the return by the Buyers and surrender to the Registrant of a total of 22,147,810 shares of the Registrant’s common stock.

The Buyers have served as Directors of the Registrant, although each resigned his position with the Registrant on January 22, 2011.

Item 1.02 Termination of a Material Definitive Agreement

On January 21, the Registrant entered into a Cancellation and Assignment Agreement with London Castle Holdings Limited whereby a certain Subscription Agreement between London Castle Holdings Limited and the Registrant dated June 2, 2010 was cancelled. This cancellation occurred because the Registrant’s sale of Global Mania as described in Item 1.01 violated the original Subscription Agreement  because Global Mania, the intended recipient of the subscription investment, will no longer be affiliated with the Registrant following the Closing of the Sale Agreement.

According to the terms of the Cancellation and Assignment Agreement, London Castle Holdings Limited has agreed to return the aggregate sum of 13,652,000 shares of common stock of the Registrant to the Registrant, and the Registrant shall assign to London Castle Holdings Limited a certain promissory note in the amount of HK $2,000,000 executed by Asian Trends Broadcasting, Inc. in favor of the Registrant.

Mr. Huang Jian Nan is the sole shareholder of London Castle Holdings Limited and is a director of the Registrant. This was a related-party transaction.  Zhi Jian Zeng, Chief Executive Officer and Director of Asian Trends Media Holdings, Inc., approved the transaction.  There was no disinterested director who approved this transaction.

Item 2.01 Completion of Acquisition of Disposition of Assets

On January 21, 2011, both the Sale Agreement described in Item 1.01 above and the Cancellation and Assignment Agreement described in Item 1.02 above were completed.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 22, 2011 the following individuals submitted their resignations as directors of the Registrant: were appointed to the Board of Directors of the Registrant: Chan Wing Hing, Roy Kwong Kwan Yin, and Yau Wai Hung. Yau Wai Hung also submitted his resignation as Chief Executive Officer on the same day.

At the same time, Zhi Jian Zeng was appointed as Chief Executive Officer of the Registrant. His biographical information has been included in past filings and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are attached hereto and incorporated by reference:

2.01

Asset, Sale, Purchase and Transfer Agreement

2.02

Cancellation and Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN TRENDS MEDIA HOLDINGS, INC.

By:	/s/ Huang Jian Nan
Name: Huang Jian Nan
Dated: January 24, 2011	Title: Director